Exhibit 5.1

April 5, 2019

VIA ELECTRONIC MAIL

Trovagene, Inc.

11055 Flintkote Avenue

San Diego, CA 92121

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Trovagene, Inc., a Delaware corporation (the “Company”), of (i) 225,813 shares (the “Shares”) of common stock of the Company (the “Common Stock”) and (ii) Series A Warrants (the “Series A Warrants”) to purchase 156,353 shares of Common Stock (the “Series A Warrant Shares”), all pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-211705) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated April 5, 2019, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (together with the Base Prospectus, the “Prospectus.”) The Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

a. the Registration Statement, including the prospectus contained therein and all exhibits thereto;

b. a specimen certificate representing the Shares;

c. the Series A Warrant Certificate;

d. the Amended and Restated Certificate of Incorporation of the Company, as amended and presently in effect (the “Charter”);

e. the Bylaws of the Company, as presently in effect (the “Bylaws”); and

f. certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, the Series A Warrants and the Series A Warrant Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

For the purposes of this opinion letter, we have assumed that at the time of issuance of each Series A Warrant Share, the Charter, the Bylaws and the Series A Warrant, as applicable, will not have been modified or amended and will be in full force and effect. In addition, it is understood that this opinion is to be used only in connection with the offer and sale of the securities being registered while the Registration Statement is effective under the Securities Act.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the following opinions:

1. the Shares, when sold and issued in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable;

2. provided that the Series A Warrants have been duly executed and delivered by the Company to the purchaser thereof against payment therefor, the Series A Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and

3.the Series A Warrant Shares, when issued and paid for in accordance with the terms of the Series A Warrants, will be validly issued, fully paid and nonassessable.

The opinion which we render herein is limited to those matters governed by the General Corporation Law of the State of Delaware (the “DGCL”) as of the date hereof. Our opinion expressed herein is as of the date hereof, and we assume no obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

With regard to our opinion regarding the Series A Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Series A Warrant Shares, of the Company and/or antidilution adjustments to outstanding securities of the Company cause the Series A Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Series A Warrant Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, the Warrant Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

Very truly yours,

/s/ Sheppard, Mullin, Richter & Hampton LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP